                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MEADOWCRAFT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                MEADOWCRAFT, INC.
                           4700 Pinson Valley Parkway
                            Birmingham, Alabama 35215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held December 4, 1998





To The Stockholders:

         The annual meeting of stockholders of Meadowcraft, Incorporated (the Company) will be held at the Company Corporate Office on the 4th day of December 1998 at 10:00 a.m. (Central Standard Time), for the following purposes:

                  (1) To elect a Board of Directors to serve until the next annual meeting or until their successors are duly elected;

                  (2) To consider and vote upon a proposal to ratify the engagement of the accounting firm of Arthur Andersen LLP as independent auditors for the current fiscal year, and

                  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         We hope you will attend the meeting and take an active part in it. Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection. Whether you plan to attend the meeting or not, please execute the enclosed proxy and return it in the envelope which is enclosed for your convenience.

         The annual report of the Company for the fiscal year ended July 31, 1998, is enclosed. We hope you will find it informative.

         Pursuant to a resolution adopted by the Board of Directors of the Company, the close of business on November 3, 1998, has been fixed as the date for the determination of stockholders entitled to notice of this meeting and to vote at the meeting.

                                            By Order of the Board of Directors



                                            /s/ Samuel R. Blount
                                            ----------------------------------
                                            Samuel R. Blount
                                            Chairman

Birmingham, Alabama
October 30, 1998

                                MEADOWCRAFT, INC.
                           4700 Pinson Valley Parkway
                            Birmingham, Alabama 35215

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 4, 1998
                                 PROXY STATEMENT

                                  -------------

                                  INTRODUCTION

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadowcraft Incorporated (the "Company") to be voted as the annual meeting of stockholders to be held at 4700 Pinson Valley Parkway, Birmingham, Alabama 35215 on December 4, 1998 at 10:00 a.m., Central Standard Time, for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statements and the accompanying form of proxy are first being mailed or given to stockholders on or about October 30, 1998.

         If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees listed and described in this Proxy Statement, (b) FOR the ratification of the engagement of the accounting firm of Arthur Andersen LLP as independent auditors for the current fiscal year, and (c) FOR the recommendations of the Board of Directors on any other proposal that may properly come before the meeting. The persons named as proxies in the enclosed form of proxy were selected by the Company's Board of Directors.

Please sign and return the proxy in the enclosed return envelope so the Common Stock you own will be voted in accordance with your wishes. Proxies may be solicited by personal interview, telephone, or mail. Banks, brokerage houses, and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies, which is expected to be nominal.

PROXY IS REVOCABLE

If after you send in your proxy you desire to revoke your proxy for any reason, you may do so by giving notification of such intent to Steven C. Braswell, the Secretary of the Company, in writing at any time prior to the commencement of the annual meeting. Also, your proxy may be revoked by submitting a later-dated proxy or by attending the meeting and voting in person. Unmarked proxies received by the Company will be voted in favor of each of the proposal herein specified and as directed by the attorneys-in-fact as to any other matter which may come before the meeting.

DATE OF RECORD

         The close of business on November 3, 1998 has been fixed as the record date for the purposes of determining the stockholders entitled to notice of and to vote at the annual meeting. Each share of Common Stock is entitled to one vote on all matters.

OUTSTANDING SECURITIES

         As of the close of business on July 31, 1998, the Company had authorized 30,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 19,708,750 shares were issued and outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

BUSINESS TO BE CONSIDERED AT ANNUAL MEETING OF STOCKHOLDERS

         It is expected that the following business will be considered and action taken thereon at the annual meeting:

                  (1) The election of a Board of Directors to serve until the next annual meeting or until their successors are duly elected;

                  (2) A proposal to ratify the engagement of the accounting firm of Arthur Andersen LLP as independent auditors for the current fiscal year, and

                  (3) Such other business as may properly come before the meeting or any adjournment thereof.

STOCKHOLDERS LIST

         A complete list of the stockholders entitled to vote at the annual meeting of stockholders to be held on December 4, 1998, will be available or inspection during the normal business hours at the principal office of the Company for a period of at least ten (10) days prior to the meeting, upon written request to the Company by a stockholder, and at all times during the annual meeting at the place of meeting.


                              ELECTION OF DIRECTORS

INTRODUCTION

          A Board of Directors consisting of no less than three and no more than 15 persons is authorized by the Company's Amended and Restated Bylaws (the "Bylaws"). As provided in the Company's Bylaws, the Board of Directors has fixed at five (5) the number of members to serve on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. The five nominees receiving the highest number of votes at the annual meeting will be elected as directors. Abstentions and broker non-votes will not affect the tally of votes cast in the election. (A non-vote occurs when a broker, or other fiduciary, holding shares for the beneficial owner votes on one proposal but lack authority from the owners to vote on another proposal.) Each nominee for the Board of Directors has expressed the willingness to serve as a Director during the coming year. Each Director elected to the Board of Directors at this meeting will serve for a term of one year or until a successor is duly elected and qualified.

Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. If any nominee becomes unavailable for election, the current Board of Directors will determine how the proxies will be voted.

NOMINEES

         The following table sets forth the name, age, and principal occupation for the previous five years of each nominee for Director and the year in which each nominee became a Director:

                                                                                    Director
        Name                Age                     Principal Occupation             Since
----------------------    -------   ---------------------------------------------   --------

Samuel R. Blount            51      Chairman of the Board of Directors of the        1985
                                    Company and has served in such capacity
                                    since the Company formation in 1985. Prior
                                    to the formation of the Company served as
                                    President of HBC, Inc., a holding company.

William J. McCanna          58      President of the Company since 1991. Prior to    1991
                                    joining the Company, served as Chief
                                    Operations Officer and Director of Philips
                                    Industries in Dayton, Ohio.

T. Morris Hackney           66      Chairman of the Board of Citation Corporation    1997
                                    since 1974

James M. Scott              62      Partner, past Chairman of the Board of           1997
                                    Governors and past Chairman of the Business
                                    and Tax Section of Capell, Howard, Knabe and
                                    Cobbs, P.A., a law firm. Mr. Scott has been
                                    with the firm since 1964.

Reese H. McKinney, Jr.      50      Appointed Probate Judge for Montgomery County    1997
                                    in 1998. Prior to being appointed Probate
                                    Judge, Mr. McKinney served as the
                                    Administrative Assistant to the Mayor of the
                                    City of Montgomery, Alabama and served in
                                    such capacity since 1978.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held three meetings during Fiscal 1998. All of the Directors were present at all of the meetings of the Board of Directors and the Committees on which they served during Fiscal 1998.

The Audit Committee, consisting of James M. Scott, Reese H. McKinney, Jr., and
T. Morris Hackney, confers with the auditors and determines the scope of their annual and interim examinations, determines through discussions with the auditors and otherwise that no restrictions were placed by management on the scope of the examination or its implementation, inquires into the effectiveness of the Company's accounting and internal control functions, reports to the Board of Directors on the results of the committee's activities and recommends any changes in the appointment of independent auditors which the committees may deem to be in the best interest of the Company and its shareholders. No member of the audit committee may be an officer or employee of the Company. The audit committee held one meeting during Fiscal 1998, and all members of the committee were present.

The Compensation Committee consisting of Reese H. McKinney, Jr., James M. Scott, and T. Morris Hackney, establishes the general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and for determining salaries and bonuses paid to executive officers and senior employees of the Company. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including the Company's 1997 Stock Option Plan (the

"Option"), and any bonus plans, retirement plans, stock purchase plans and medical, dental, and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provision of the Company's plans, the directors, officers, and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received, or exercised. The Compensation Committee held one meeting during 1998.

The Company does not have a Nominating Committee.

COMPENSATION OF DIRECTORS

Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Each non-employee member of the Board received no annual compensation in 1998. The Chairman of the Audit Committee is entitled to $5,000 per year compensation.

During Fiscal 1998 each non-employee director was awarded options to purchase 7,692 shares of Common Stock under the 1997 Stock Option Plan with an exercise price of $13.00 per share subject to vesting at the rate of 20% per year.

OFFICERS

The Officers of the Company serve a term of one year or until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS. (PROPOSAL NO. 1.)


                              SELECTION OF AUDITORS

Arthur Andersen LLP, 420 North 25th Street, Suite 1800, Birmingham, Alabama 35203-3204, has been recommended by the Board of Directors for selection as independent auditor of the Company for Fiscal 1999. Arthur Andersen LLP has served as independent auditor of the Company for the fiscal years ended April 28, 1996, May 3, 1997, July 31, 1998, and for the thirteen weeks ended July 31, 1997. Services provided by Arthur Andersen include work related to the audit of the financial statements and preparation of state and federal income tax returns. A representative of Arthur Andersen LLP is expected to attend the annual meeting of stockholders and will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of Arthur Andersen LLP as auditor of the Company for 1999. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT. (PROPOSAL NO. 2.)


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely on information made available to the Company, the following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 6, 1998, by: (i) each of the executive officers of the Company named in the summary compensation table included herein,
(ii) each director of the Company, (iii) all directors and executive officers as a group, and (iv) each stockholder known by the Company to be the beneficial owner of more that five percent (5%) of the outstanding Common Stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares to be beneficially owned by such person. Under the rules of the Securities and Exchange Commission (the "Commission"), a person is deemed to be a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

                                                                                              Percentage of
                                                               Amount and Nature of         Outstanding Shares
       Name of Beneficial Owner (1)                            Beneficial Ownership             Owned (2)
       ----------------------------------                     ------------------------     --------------------

       Samuel R. Blount                                              14,393,031                    73.0%
       William J. McCanna                                             1,600,000                     8.1%
       Steven C. Braswell                                                 3,200 (3)                   *
       Timothy M. LeRoy                                                     800 (4)                   *
       Rory S. Rehmert                                                      400 (5)                   *
       T. Morris Hackney                                                      0                       *
       James M. Scott                                                     3,000 (6)                   *
       Reese H. McKinney, Jr.                                             1,000 (7)                   *

       All Named Executive Officers, directors and
       director nominees as a group (8 persons)                      16,001,431                    81.2%

       ------
       * Less than 1 percent

       (1) The address of the directors and Named Executive Officers set forth in the table is the address in care of Meadowcraft, Inc., 4700 Pinson Valley Parkway, Birmingham, Alabama 35215.
       (2) Includes 11,188,741 shares of Common stock held of record by Mr. Blount and 3,204,290 shares of Common Stock beneficially owned by him.
       (3) Includes 3,200 shares owned by Mr. Braswell at the completion of the Offering.
       (4) Includes 700 shares owned by Mr. LeRoy at the completion of the Offering.
       (5) Includes 400 shares owned by Mr. Rehmert at the completion of the Offering.
       (6) Includes 3,000 shares owned by Mr. Scott.
       (7) Includes 1,000 shares owned by Mr. McKinney.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership on the Common Stock. The executive officers, directors, and greater than 10% stockholders of the Company are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during fiscal 1998.

Based upon a review of these filings, the Company believes that the reporting and filing requirements relating to ownership of Common Stock were complied with during fiscal 1998, except as follows: (i) each Named Executive Officer filed Form 3 late; and (ii) Timothy M. LeRoy filed the initial Form 4 late.


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH DIRECTOR

On July 1, 1987, the Company entered into an Assignment of Sublease with Champion International Corporation, a New York corporation ("CIC"), and Pinson Partners, an Alabama partnership, with respect to the substitution of the Company as sublessee under a Sublease dated January 31, 1977 (the "Sublease") between CIC and Birmingham Ornamental Iron Company, Inc., an Alabama corporation ("BIOC"). Under the terms of the Sublease, the Company subleases the Meadowcraft Road property from CIC for use as a manufacturing facility. The current rental rate is approximately $32,100 per month, of which approximately $29,500 per month is payable to Pinson Partners. Mr. T. Morris Hackney, a Director, and his wife, Brenda Hackney, own 40% interest in Pinson Partners which entitles them to approximately $11,800 per month of the rental payments made by the Company to Pinson Partners. The Company, as sublessee, is also required to maintain insurance on the premises and pay all operating expenses, including utility charges, with respect to the premises. The Meadowcraft Road property is currently exempt from ad valorem taxes, but the Company is required to pay all such taxes if and when the premises become taxable. The underlying lease between BOIC and the City of Tarrant City, a municipal corporation, expires on August 29, 2000. The Company believes that the terms of the underlying lease, including the monthly rental rate, are at least as favorable to the Company as those which could have been negotiated with an unaffiliated third party.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table sets forth a summary of the compensation paid or accrued by the Company for services in all capacities to the Company during Fiscal 1998, to the Company's Chairman of the Board of Directors and the four other highest paid executive officers (the "Named Executive Officers").


                                                 Annual Compensation               Long Term Compensation
                                        -----------------------------------   --------------------------------
                                                                                     Awards           Payouts
                                                                              --------------------------------
                                                                    Other                 Securities
                                                                    Annual    Restricted  Underlying   LTIP    All Other
                                                                 Compensation   Stock      Options/  Payouts  Compensation
Name and Principal Position         Year   Salary($)   Bonus($)      ($)       Award(s)    SARs(#)     ($)       ($)(1)
--------------------------------------------------------------------------------------------------------------------------
Samuel R. Blount                    1998    300,000          0     5,391 (2)                                      4,796
    Chairman of the                 1997    300,000          0     6,026 (2)                                      3,770
    Board of Directors              1996    300,000          0     2,250 (2)                                      2,572

William J. McCanna                  1998    293,289    473,508     8,835 (3)                                      6,254
    President                       1997    276,242    584,144     8,800 (3)                                      6,254
                                    1996    263,250    482,208     8,142 (3)                                      6,254

Steven C. Braswell                  1998    114,263     52,989     3,400 (4)                                      1,228
    Vice President of               1997    108,192     51,962     3,062 (4)                                      1,169
    Finances, Chief                 1996    104,700     30,943     3,490 (4)                                      1,131
    Financial Officer
    and Secretary

Timothy M. LeRoy                    1998    113,846     92,915     3,036 (4)                                        369
    Vice President of Sales         1997    105,192     89,308     2,805 (4)                                        343
    And Marketing                   1996     95,192     36,131     2,538 (4)                                        306
    (Mass Accounts)

Rory S. Rehmert                     1998     92,520     76,993     3,084 (4)                                        703
    Vice President of Sales         1997     89,167     76,205     2,972 (4)                                        351
    And Marketing                   1996     86,550     25,583     2,885 (4)                                        339
    (Specialty Accounts)

------
(1) Represents dollar value of insurance premiums paid with respect to life insurance for the benefit of the Named Executive Officer, and for Mr. Blount and Mr. McCanna medical insurance premiums for 2% or greater shareholders.
(2)  Includes I.R.S. reported income for transportation provided by the Company.
(3) Includes country club dues and I.R.S. reported income for transportation provided by the Company.
(4)  Matching contribution to 401k plan.

OPTION GRANTS IN FISCAL YEAR 1998

The following table set forth certain information concerning individual grants of stock options made during fiscal 1998 to certain of the named executive officers:

                                                                                   Potential Realizable Value
                         Number of      % of Total                                   At Assumed Annual Rates
                        Securities       Options                                   Of Stock Price Appreciation
                        Underlying      Granted to   Exercise or                       For Option Terms(2)
                          Options      Employees in  Base Price    Expiration      ----------------------------
Name                  Granted (#) (1)  Fiscal Year   ($/Share)        Date            5%($)         10%($)
--------------------- ---------------- ------------  -----------  ------------     ------------  --------------
Samuel R. Blount           34,965          10.3%       $14.30     July 31, 2002      $  138,140  $    305,254
                           38,462          11.4%       $13.00     July 31, 2007      $  314,451  $    796,881

William J. McCanna         76,924          22.8%       $13.00     July 31, 2007      $  628,902  $  1,593,762

Steven C. Braswell         15,385           4.6%       $13.00     July 31, 2007      $  125,782  $    318,756

Timothy M. LeRoy           38,462          11.4%       $13.00     July 31, 2007      $  314,451  $    796,881

Rory S. Rehmert            19,231           5.7%       $13.00     July 31, 2007      $  157,226  $    398,440


(1) All options outstanding were issued under the Incentive Plan. Options granted in 1998 vest evenly over five years and have a ten year term, except for Mr. Blount's options with a $14.30 exercise price, which have a five year term, and are exercisable 20% per year on the first anniversary of the grant date and 20% each year for the next four years on the anniversary of the grant date.
(2) Based upon the market price on the date of grant and an annual appreciation at the rate stated of such market price through the expiration date of such options. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

OPTIONS EXERCISES AND YEAR-END VALUES

The following table provides certain information with respect to the Named Executive Officers in 1998 concerning the exercise of options during 1998 and with respect to unexercised options at July 31, 1998:


                 AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                   Number of Unexercised    Value of Unexercised In-the-
                                                     Options at Fiscal        Money Options at Fiscal
                         Shares                        Year-End (#)                 Year-End ($)
                       Acquired on     Value     -------------------------  --------------------------
Name                  Exercise ($)  Realizes ($) Exercisable  Unexercisable Exercisable Unexercisable
--------------------- ----------------------------------------------------  ----------- --------------
Samuel R. Blount            0            0            0          73,427          0             0

William J. McCanna          0            0            0          76,924          0             0

Steven C. Braswell          0            0            0          15,385          0             0

Timothy M. LeRoy            0            0            0          38,462          0             0

Rory S. Rehmert             0            0            0          19,231          0             0

1997 EMPLOYEE STOCK INCENTIVE PLAN

On July 31, 1997, the Board of Directors of the Company adopted the Company's 1997 Stock Option Plan ("the Plan"), which was approved by the Stockholders on July 31, 1997. The Plan provides for the grant of stock options ("Options") to participants. The objectives of the Plan are to promote the success and enhance the value of the Company by providing flexibility in the Company's ability to motivate, attract and retain the services of employees. A total of 1,000,000 shares of Common Stock have been reserved for issuance under the Plan. The Plan authorizes the grant of nonqualified Options and Options intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code.

The Plan will be administered by the Board of Directors, which has the exclusive power to (i) designate participants, (ii) determine the number of Options to be granted, (iii) fix the terms and conditions of any Option, (iv) prescribe the form of each Option agreement, (v) decide all other matters that must be determined in connection with an Option, (vi) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, and (vii) make all other decisions and determinations that may be required under the Plan. The Plan provides that the Board of Directors will select participants from among employees, officers and directors of the Company or its future subsidiaries.

The exercise price for each Option granted under the Plan will be determined by the Board of Directors, but will not be less than the fair market value of the Common Stock on the date of grant. No Incentive Options may be granted to any employee who owns, at the date of grant, stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or any subsidiary unless the exercise price for the stock subject to such Incentive Options is at least 110% of the fair market value of such stock at the time of grant and the Incentive Option term does not exceed five years.

The term of each Option will be for the period as determined by the Board of Directors, provided no Option will exceed a period of 10 years from the date of grant. If a participant who holds options ceases, for any reason, to be an employee of the Company (the "Termination"), the Options expire three months after such Termination. Notwithstanding the foregoing, in the event of Termination due to the optionee's death, the Options may be exercised for a period of 12 months following the date of such optionee's death. Options granted under the Plan may be exercisable in installments.

Upon the exercise of Incentive Options, the option exercise price must be paid in full, either in cash or other form acceptable to the Board of Directors, including delivery of shares of Common Stock already owned by the optionee. Unless terminated earlier, the Plan will terminate on July 30, 2007.

401(K) PLAN

The Company maintains a Section 401 (k) Profit Sharing Plan (the "KPlan") for its salaried employees. The KPlan is a Code Section 401 (k) plan, which requires, subject to certain limited exceptions, 12 month of service and attainment of age 21 to become a participant in the KPlan. The KPlan allows the employees to make pretax contributions to the KPlan, which are matched at a rate determined by the Company's Board of Directors (currently 33%) up to a maximum of 10% of the employee's compensation. The total KPlan expense for Fiscal 1998, 1997 and 1996 was $118,000, $94,000 and $82,000, respectively.

EMPLOYMENT AGREEMENTS; CONFIDENTIALITY AGREEMENTS

The Company has not entered into any employment agreements or noncompete agreements with any of its employees. In 1992, the Company agreed to pay William
J. McCanna a bonus of $1.0 million when the Company achieved audited year-end equity of $10.0 million, provided certain other conditions were satisfied. Mr. McCanna became eligible to receive the bonus in August 1995. The bonus was accrued in each of Fiscal 1995, 1996 and 1997 and was paid out in three annual installments.

The Company maintains a long-term incentive program for certain of its key employees, excluding the Chairman of the Board of Directors and the President. Cash awards are granted to the key employees as determined by the Chairman of the Board of Directors and the President. The cash bonuses vest at the rate of 20% per year based on the attainment of goals and objectives by the Company and by the employee. Once fully vested, the bonuses are payable to the employee at the rate of 20% per year with interest at the prime rate until the unpaid balance is paid. The bonus is subject to forfeiture if the employee voluntarily terminates employment before the bonus is fully vested. If employment is terminated for any other reason, the employee is entitled to receive the vested portion of the bonus at the rate of 20% per year.

All of the Company's exempt salaried employees, including the executive officers, have each signed a confidentiality agreement pursuant to which each has agreed not to disclose any of the Company's confidential information and to assign to the Company any rights he or she may have in any design, invention, software, process, trade secret or intellectual property that relates to or resulted from work performed at the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee's general philosophy with respect to the compensation on the Company's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution. The components of such compensation programs include a base salary and annual bonus, and a stock option program designed to provide long-term incentives.

The Company has no employment agreements with its executive officers.

The stock option plan adopted on July 31, 1997 is administered by the Compensation Committee (with respect to all eligible persons except Directors) and is designed to attract and retain executive officers and other employees of the Company and to reward them for their successful efforts to deliver growth in value to the Company's shareholders.

Members of the Compensation Committee:

Reese H. McKinney, Jr. (Chairman)
T. Morris Hackney
James M. Scott

COMPARATIVE PERFORMANCE GRAPH

                      MEADOWCRAFT, INC. STOCK PERFORMANCE
                        8 Month Total Return Comparison
                Meadowcraft, Inc. Russell 2000 Index & NYSE Index



                                    [GRAPH]





                               GENERAL INFORMATION

SHAREHOLDER LIST

A complete list of the shareholders entitled to vote at the annual meeting of Shareholders to be held on December 4, 1998, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a Shareholder, and at all times during the annual meeting at the place of the meeting.

Meadowcraft will provide without charge a copy of its annual report on Form 10-K, including the financial statements and schedules thereto, for its fiscal year ended July 31, 1998, to any beneficial owner of Meadowcraft, Incorporated Common Stock as of November 2, 1998, who requests in writing a copy of such from its Corporate Communications Manager, Amanda L. McCanna, c/o Meadowcraft, Inc., 4700 Pinson Valley Parkway, Birmingham, Alabama 35215.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Shareholder proposals to be presented for consideration at the next meeting of shareholders of the Company must be received by the Company at its executive offices at 4700 Pinson Valley Parkway, Birmingham, Alabama 35215, no later than August 31, 1999.

COUNTING OF VOTES

All matters specified in this Proxy Statement to be voted on at the annual meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, to determine the shares represented at the annual meeting, to determine the existence of a quorum and the authenticity, validity, and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, and to count and tabulate all votes and to determine the result. Each item presented herein to be voted in at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

Inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by a broker, or other fiduciary, holding shares for a beneficial owner with authority to vote on one proposal but lacking authority to vote on another proposal) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which a broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.)

MISCELLANEOUS

The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers, and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

Management of the Company is not aware of any matters other than those described above, which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgement of the person or persons voting such proxies subject to the direction of the Board of Directors.

A copy of the Company's Annual Report has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

                           INCORPORATION BY REFERENCE

The Consolidated Financial Statements of the Company and Management's Discussion and Analysis of Financial Conditions and Results of Operations, set forth in the Company's Annual Report to Shareholders accompanying this Proxy Statement, are hereby incorporated by reference herein.

                                  MEADOWCRAFT, INCORPORATED


                                  /s/ Samuel R. Blount
                                  --------------------------
                                  Samuel R. Blount
                                  Chairman

                                                                        APPENDIX



                              MEADOWCRAFT(R) INC.

             4700 Pinson Valley Parkway, Birmingham, Alabama 35215

          This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Samuel R. Blount and William J. McCanna as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side, all shares of Common Stock of Meadowcraft, Inc. (the "Company") held of record by the undersigned on November 3, 1998, at the Annual Meeting of Stockholders to be held on December 4, 1998 or any adjournment thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

A [X]  PLEASE MARK YOUR
       VOTES AS IN THE
       EXAMPLE.


                                      WITHHOLD
        FOR all nominees             AUTHORITY
        listed to right (except as   to vote for
        marked to the contrary)     nominees listed
                                                                                                            FOR   AGAINST  ABSTAIN
  (1) Election     [  ]                [  ]     NOMINEES: Samuel R. Blount      (2) Proposal No. 2          [  ]    [  ]    [  ]
      of                                                  William J. McCanna        Ratification of the
      Directors                                           T. Morris Hackney         appointment of Arthur
                                                          James M. Scott            Andersen LLP as
  For, except votes withheld from the following           Reese H. McKinney, Jr.    independent auditors
  nominees.
                                                                                NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                                                BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  ----------------------------------------------






SIGNATURE                                   DATE                   SIGNATURE                               DATE
         -----------------------------------    -------------------         -------------------------------    --------------------
                                                                               SIGNATURE IF HELD JOINTLY

NOTE:     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.